Tom Clarke Joins Corporate Resource Services’ Board

NEW YORK, N.Y. -- (Business Wire) – April 4, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that Thomas J. Clarke, Jr. has been appointed to its Board of Directors.

Tom Clarke has served as the Chief Executive Officer of Weiss Group, LLC, a leading provider of independent research, since July 2010. From 1999 through 2009, he served as Chief Executive Officer of TheStreet.com, Inc., (NASDAQ:TST) a financial media company. From 2002 through 2008, Mr. Clarke also served as Chairman of TheStreet.com. From 1998 through 1999, he served as President of Thomson Financial Investor Relations, following the acquisition of Technimetrics, Inc. by Thomson Financial. From 1984 through 1998, Mr. Clarke served in executive positions of increasing responsibility at Technimetrics, a global information company, rising to Chief Executive Officer from 1992 through the company's sale in 1998. From 1980 through 1984, he served as Operations Manager for McAuto Systems Group, Incorporated, a Medicaid billing processor.

Mr. Clarke currently serves on the boards of Reis, Inc. (NASDAQ:REIS), a provider of commercial real estate information and analysis, and LiveDeal, Inc. (NASDAQ:LIVE), a provider of local customer acquisition services for small businesses. He is also a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology. Mr. Clarke received a bachelor of science degree in marketing from St. John’s University and a master’s degree in business administration from Hofstra University.

“We are thrilled to welcome Tom to our Board,” said John Messina, CEO of Corporate Resource Services, Inc. “His extensive experience with public companies, both as a board member and as an executive, will be an asset to our team as we continue grow our business and improve our profitability.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380